As filed with the Securities and Exchange Commission on February 21, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FLEXIINTERNATIONAL SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1309427 (I.R.S. Employer Identification Number)

Two Enterprise Drive, Shelton, Connecticut (Address of Principal Executive Offices)	06484 (Zip Code)

1997 STOCK INCENTIVE PLAN

(Full title of the Plan)

Stefan R. Bothe

Chairman of the Board, President and Chief Executive Officer
FlexiInternational Software, Inc.
Two Enterprise Drive
Shelton, CT 06484
(Name and address of agent for service)

(203) 925-3040

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

	Number of	Proposed maximum	Proposed maximum	Amount of
Title of securities	Shares to	offering price	aggregate offering	registration
to be registered	be Registered(1)	per share	price	fee

Common Stock $.01 par value	500,000	$0.08(2)	$40,000	$3.68

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the bid and asked price of the Registrant’s Common Stock as reported on the OTC Bulletin Board on February 19, 2002.

STATEMENT OF INCORPORATION BY REFERENCE

      Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-47843, filed with the Securities and Exchange Commission on March 12, 1998, relating to the Registrant’s 1997 Stock Incentive Plan.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bonita Springs, Florida, on the 21st day of February, 2002.

FLEXIINTERNATIONAL SOFTWARE, INC.

By:	/s/ Stefan R. Bothe Stefan R. Bothe Chairman of the Board, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stefan R. Bothe Stefan R. Bothe	President and Chief Executive Officer, and Chairman of the Board (Principal Executive Officer and Principal Financial and Accounting Officer)	February 21, 2002

/s/ Jennifer V. Cheng Jennifer V. Cheng	Director	February 21, 2002

/s/ Robert A. Degan Robert A. Degan	Director	February 21, 2002

/s/ David Tory David Tory	Director	February 21, 2002

2

Exhibit Index

Exhibit No.	Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(1)	Amended and Restated By- Laws.

4.3(1)	Specimen certificate for shares of Common Stock.

4.4	1997 Stock Incentive Plan and Amendment No. 1 thereto.

5.1	Opinion of Hale and Dorr LLP.

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP.

(1)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended (File No 333-38403).